UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2024

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2321 NE Argyle Street, Unit D

Portland, Oregon 97211

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	EAST	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On April 8, 2024, Eastside Distilling, Inc. (“Eastside”) received a deficiency letter from the Nasdaq Staff notifying Eastside that its stockholders’ equity as reported in its Annual Report on Form 10-K for the period ending December 31, 2023, did not satisfy the continued listing requirement under Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”) for the Nasdaq Capital Market, which requires that a listed company’s stockholders’ equity be at least $2.5 million. As reported on its most recent Form 10-K, Eastside’s stockholders’ equity as of December 31, 2023 was $853,000.

On June 3, 2024 the NASDAQ Staff extended to October 7, 2024 the date by which Eastside may regain compliance with the Equity Rule.

Under Item 1.01 below, we describe (a) the closing on October 7, 2024 of several equity-for-debt exchanges and other transactions pursuant to the First Amended and Restated Debt Exchange Agreement dated October 3, 2023 (the “DEA”) and, immediately following the closing under the DEA, (b) the closing of the merger of Beeline Financial Holdings, Inc. into a wholly-owned subsidiary of Eastside. Based upon the closing of those transactions and management’s preliminary calculation of Eastside’s results of operations for the quarter ended September 30, 2024, Eastside believes that, as of October 7, 2024, it has regained compliance with the Equity Rule.

NASDAQ has advised Eastside that it will continue to monitor Eastside’s ongoing compliance with the Equity Rule and, if at the time when Eastside files its next periodic report with the SEC Eastside does not evidence compliance with the Equity Rule, Eastside’s common stock may be subject to delisting from NASDAQ.

Item 5.03	Amendments to Articles of Incorporation

On October 7, 2024 Eastside filed with the Nevada Secretary of State a Certificate of Designation of 255,474 shares of Series D Preferred Stock and a Certificate of Designation of 200,000 shares of Series E Preferred Stock and a Certificate of Designation of 70,000,000 shares of Series F Preferred Stock and a Certificate of Designation of Series F-1 Preferred Stock. The material terms of each class of Preferred Stock are:

Series D Preferred Stock. Each share of Series D Preferred Stock has a stated value of $10.00. The holder of Series D Preferred Stock has no voting rights by reason of those shares, except that the approval by holders of more than 50% of the outstanding Series D Preferred Stock will be required for any corporate action that would adversely affect the preferences, privileges or rights of the Series D Preferred Stock. In the event that Eastside declares a dividend payable in cash or stock to holders of any class of Eastside’s stock, the holder of a share of Series D Preferred Stock will be entitled to receive an equivalent dividend on an as-converted basis. In the event of a liquidation of Eastside, the holders of Series D Preferred Stock will share in the distribution of Eastside’s net assets on an as-converted basis, subordinate only to the senior position of the Series B Preferred Stock. Each share of Series D Preferred Stock will be convertible into common stock by a conversion ratio equal to the stated value of the Series D share divided by the Series D Conversion Price. The initial Series D Conversion Price is $1.80 per common share, which is subject to equitable adjustment. The number of shares of common stock into which a holder may convert Series D Preferred Stock is limited by a Beneficial Ownership Limitation, which restricts the portion of the cumulative voting power in Eastside that the holder and its affiliates may own after the conversion to 9.99%.

Series E Preferred Stock. Each share of Series E Preferred Stock has a stated value of $10.00. The holder of Series E Preferred Stock has no voting rights by reason of those shares, except that the approval by holders of more than 50% of the outstanding Series E Preferred Stock will be required for any corporate action that would adversely affect the preferences, privileges or rights of the Series E Preferred Stock. In the event that Eastside declares a dividend payable in cash or stock to holders of any class of Eastside’s stock, the holder of a share of Series E Preferred Stock will be entitled to receive an equivalent dividend on an as-converted basis. In the event of a liquidation of Eastside, the holders of Series E Preferred Stock will share in the distribution of Eastside’s net assets on an as-converted basis, subordinate only to the senior position of the Series B Preferred Stock. Commencing 390 days after the closing under the DEA (the “Measurement Date”), each share of Series E Preferred Stock will be convertible into common stock by a conversion ratio equal to the stated value of the Series E share divided by the Series E Conversion Price. The Series E Conversion Price on and after the Measurement Date will equal the average of the VWAPs for the five trading days immediately preceding the Measurement Date, subject to a “Floor Price” of $0.25 per share. The Series E Conversion Price and the Floor Price will be subject to equitable adjustment in the event of stock splits and the like. The number of shares of common stock into which a holder may convert Series E Preferred Stock is limited by a Beneficial Ownership Limitation, which restricts the portion of the cumulative voting power in Eastside that the holder and its affiliates may own after the conversion to 9.99%.

2

Series F Preferred Stock. Each share of Series F Preferred Stock has a stated value of $0.50. The holder of Series F Preferred Stock has no voting rights by reason of those shares, except that the approval by holders of more than 50% of the outstanding Series F Preferred Stock will be required for any corporate action that would adversely affect the preferences, privileges or rights of the Series F Preferred Stock. In the event that Eastside declares a dividend payable in cash or stock to holders of any class of Eastside’s stock, the holder of a share of Series F Preferred Stock will be entitled to receive an equivalent dividend on an as-converted basis. In the event of a liquidation of Eastside, the holders of Series F Preferred Stock will share in the distribution of Eastside’s net assets on an as-converted basis, subordinate only to the senior position of the Series B Preferred Stock.

If the shareholders of Eastside approve the conversion of the Series F Preferred Stock at a meeting to be called for that purpose, each share of Series F Preferred Stock will be convertible into common stock by a conversion ratio equal to the stated value of the Series F share divided by the Series F Conversion Price. The initial Series F Conversion Price is $0.50 per common share, which is subject to a “Floor Price” equal to 20% of the “Minimum Price” as defined in the Nasdaq Rules. The Series F Conversion Price and the Floor Price are subject to equitable adjustment. In addition, if during the next two years the sum of the common shares outstanding on October 7, 2024 plus shares issuable on conversion of Preferred Stock plus shares issuable on conversion of securities issued in the initial financing of the post-merger company plus shares issued to settle pre-existing liabilities (collectively, the “Measuring Shares”) exceeds 14,848,485, then the Series F Conversion Price will be adjusted to retain the ratio of common share issuable on conversion to the Measuring Shares. Likewise, if the number of Measuring Shares on October 7, 2025 is less than 14,848,485, then the Series F Conversion Price will be adjusted to retain the ration of the Measuring Shares to the number of shares issuable on conversion. The number of shares of common stock into which a holder may convert Series F Preferred Stock will be limited by a Beneficial Ownership Limitation, which restricts the portion of the cumulative voting power in Eastside that the holder and its affiliates may own after the conversion to 4.99%.

Item 1.01	Entry into a Material Definitive Agreement

First Amended and Restated Debt Exchange Agreement

On September 4, 2024, Eastside and its subsidiary, Craft Canning & Bottling, LLC (“Craft”) entered into a Debt Exchange Agreement with The B.A.D. Company, LLC (the “SPV”), Aegis Security Insurance Company (“Aegis”), Bigger Capital Fund, LP (“Bigger”), District 2 Capital Fund, LP (“District 2”), LDI Investments, LLC (“LDI”), William Esping ((“Esping”), WPE Kids Partners (“WPE”) and Robert Grammen (“Grammen”). Subsequent to the execution of the Debt Exchange Agreement, the assets of the SPV were distributed to its members, i.e. Aegis, Bigger, District 2 and LDI. To reflect the effect of the distribution on the transactions contemplated by the Debt Exchange Agreement, the parties, on October 3, 2024, executed the First Amended and Restated Debt Exchange Agreement (the “Debt Agreement”). The seven parties to the Debt Agreement with Eastside and Craft are referred to in this Report collectively as the “Investors”.

Subsequent to execution of the Debt Exchange Agreement, Eastside organized a subsidiary named “Bridgetown Spirits Corp.” and assigned to Bridgetown Spirits Corp. all of the assets held by Eastside in connection with its business of manufacturing and marketing spirits. Bridgetown Spirits Corp. issued 1,000,000 shares of common stock to Eastside.

3

On October 7, 2024, a closing was held pursuant to the terms of the Debt Agreement. At that closing, the following transactions were completed:

●	Aegis, Bigger, District 2 and LDI transferred to Eastside a total of 31,234 shares of Eastside Series C Preferred Stock and 119,873 shares of Eastside Common Stock. The Investors also released Eastside from liability for $4,137,581 of senior secured debt and $2,465,169 of unsecured debt. In consideration of their surrender of stock and release of debt, Eastside caused Craft to be merged into a limited liability company owned by the Investors.

●	Eastside issued a total of 255,474 shares of Series D Preferred Stock to Bigger and District 2, and Bigger and District 2 released Eastside from liability for $2,554,746 of unsecured debt.

●	Eastside issued a total of 200,000 shares of Series E Preferred Stock to Bigger and District 2, and Bigger and District 2 released Eastside from liability for $2,000,000 of unsecured debt.

●	Eastside transferred a total of 108,899 shares of Bridgetown Spirits Corp. to Bigger, District 2, Esping, WPE and Grammen, and those Investors released Eastside from unsecured debt in the aggregate amount of $888,247.

●	Eastside issued a total of 190,000 shares of common stock to Esping, WPE and Grammen, and those Investors released Eastside from liability for $187,189 of unsecured debt.

The Debt Agreement also provides that on November 7, 2024, Eastside will transfer a total of 361,101 shares of Bridgetown Spirits Corp. to Aegis, Bigger, District 2 and LDI. In consideration for those shares, those four Investors will surrender to Eastside a total of 580,899 shares of Eastside common stock.

Upon completion of the transaction contemplated by the Debt Agreement, Eastside will no longer be involved in the business of canning, and will be involved in the spirits business as owner of 53% of the capital stock of Bridgetown Spirits Corp.

Item 2.01	Completion of Acquisition of Assets

Item 3.02	Unregistered Sale of Equity Securities

Agreement and Plan of Merger and Reorganization

On September 4, 2024, Eastside entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with East Acquisition Inc. (“Merger Sub”) and Beeline Financial Holdings, Inc. (“Beeline”). Beeline is a privately-held mortgage technology company that operates an end-to-end, all-digital, AI-enhanced platform for homeowners and property investors. On October 7, 2024, the parties executed Amendment No. 1 to the Merger Agreement.

On October 7, 2024, immediately after the closing under the Debt Agreement, a closing was held pursuant to the Merger Agreement (the “Merger Closing”). Beeline merged into Merger Sub and become a wholly-owned subsidiary of Eastside, with the name of the surviving corporation being changed to Beeline Financial Holdings, Inc. In the Merger, the shareholders of Beeline gained the right to receive a total of 69,482,229 shares of Series F Preferred Stock and a total of 517,771 shares of Series F-1 Preferred Stock. In addition, each option to purchase shares of Beeline common stock outstanding at the time of the Merger was converted into an option to purchase shares of Eastside common stock measured by the same ratio.

The sale of the Eastside common stock and Series F Preferred Stock to the shareholders of Beeline was carried out in a transaction exempt from registration pursuant to SEC Regulation 506(b).

Item 5.02	Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Directors and Officers

Pursuant to the terms of the Merger Agreement, in connection with the closing of the Merger, the Board of Directors voted to increase the number of members of the Board of Directors from four to six and appointed to the vacancies two individuals designated by Beeline: Joe Freedman and Joe Caltabiano. In addition, the Eastside Board of Directors appointed Christopher Moe, the Chief Financial Officer of Beeline, to serve as the Chief Financial Officer of Eastside. Information concerning the three new members of management follows:

Joe Freedman, Director. Mr. Freedman joined the Board of Directors of Beeline in 2023. He also serves as Lead Director for Red Cat Holdings Inc. (Nasdaq: RCAT) and as a member of the Boards of Directors of ResiCom Capital Partners, a real estate investment firm, and Fluid Capital Network, a financial services company. In 2006, Mr. Freedman co-founded Event Works Rental, a full service event rental company, and served on its board until 2023. In 2009, he co-founded RFx Legal, a pioneer in automating and optimizing legal services procurement, and served on its board until it was purchased in 2012. In 2002 Mr. Freedman co-founded Richmond Title, and served as its CEO and Board member until it was acquired in 2006. In 1992 he founded AMICUS Legal Staffing, Inc., a national legal search firm, and served as its CEO until it was acquired in 1996. Mr. Freedman is a past president of the Nashville Chapter of Entrepreneurs Organization, as currently serves as its Governance Chair. He also founded Drones for Good Worldwide, a 501(c)(3) organization that provides life-saving drones for humanitarian efforts worldwide. Mr. Freedman earned a B.S. in Finance from Louisiana State University and a J.D. degree from Northwestern California University School of Law.

4

Joe Caltabiano, Director. Mr. Caltabiano’s career is currently focused on emerging medicine industries. As co-founder and CEO of Healing Realty Trust, a real estate investment company, he is devoted to developing clinical infrastructure necessary to support the administration of healthcare services and novel therapies in the behavioral health market. As founder of JSC Fund, Mr. Caltabiano helps uncover and advance opportunities in cannabis and other regulated sectors. Mr. Caltabiano helped pioneer the cannabis industry by co-founding Cresco Labs, one of North America’s larges vertically integrated cannabis operators, which he grew into a multi-state operator with annualized revenue of over $250 million. Before focusing on emerging medicine industries, Mr. Caltabiano served as Senior Vice President of Mortgage Banking at Guaranteed Rate, one of the largest mortgage providers in the U.S. Mr. Caltabiano has been honored as Man of the Year by the Chicago Leukemia & Lymphoma Society

Christopher R. Moe, Chief Financial Officer. Since 2023 Mr. Moe has served as the Chief Financial Officer of Beeline Financial Holdings, Inc. an AI assisted all digital home loan lending and title platform designed to simplify the process of home financing. From 2018 until 2023, he was the Chief Financial Officer and a Director of Yates Electrospace Corporation, a heavy payload contested logistics drone producer. From 2013 to 2028, Mr. Moe was the Chairman, Chief Executive Officer, and co-Founder of ProBrass Inc., a brass cartridge case manufacturing company that was acquired by Vairog. Earlier he was the Chief Financial Officer of Vectrix Holdings Limited, a subsidiary of GP Industries Ltd (G20:SGX), an international developer and manufacturer of electric motorcycles, and Chief Financial Officer and a Director of Mission Motor Company, a company focused on advanced EV and hybrid powertrains for automobile and power sports applications. He also held executive finance positions with GH Ventures, Kirkland Investment Corporation, St. Louis Ship Industries, Wasserstein, Perella & Co.’s merchant banking fund and Citicorp’s Leveraged Capital Group.

Mr. Moe currently serves as an independent director and chair of the audit committee for Red Cat Holdings, Inc. (RCAT:Nasdaq). His current non-profit service includes serving on the Advisory Board of Innovate Newport and as Trustee Emeritus of The Pennfield School. He is the former Vice Chairman of the Choir School of Newport County and former Treasurer of the Zabriskie Memorial Church of Saint John the Evangelist. Mr. Moe served as a Captain of United States Marines and deployed with the 31st Marine Expeditionary Unit twice to the Western Pacific and Indian Ocean. He holds a BA degree in English from Brown University and an MBA from the Harvard Business School.

Employment Agreement: Chief Executive Officer

The Merger Agreement provided that, as a condition to closing of the Merger, The Employment Agreement between Eastside and Geoffrey Gwin, Eastside’s Chief Executive Officer, would be amended in a manner satisfactory to Eastside, Beeline and Mr. Gwin. Accordingly, at the time of the Merger, Eastside’s Employment Agreement with Geoffrey Gwin was amended as follows:

a.	The performance bonuses in Employment Agreement were replaced by cash bonus of $90,000.

b.	The Company issued 400,000 shares of common stock to Mr. Gwin, which will vest on the earlier of March 31, 2025 or the date on which Mr. Gwin’s employment is terminated without cause.

5

c.	The Company covenanted that, in the event that the conversion price of the Series F Preferred Stock is reduced, the Company will issue to Mr. Gwin a number of common shares equal to one percent of the additional shares issued as a result of the adjustment.

d.	The Company agreed to issue 100,000 shares of common stock to Mr. Gwin if he is terminated by the Company without cause.

Item 9.01 Financial Statements and Exhibits

Financial Statements

Audited financial statements of Beeline Financial Holdings Inc. for the years ended December 31, 2023 and 2022 – to be filed by amendment.

Pro forma financial statements showing the pro forma retroactive effect of the merger of Beeline Financial Holdings Inc. into East Acquisition, Inc. on the financial statements of Eastside Distilling Inc. for the years ended December 31, 2023 and 2022 and the six months ended June 30, 2024.

Exhibits

3-a	Certificate of Designation of Series D Preferred Stock filed on October 7, 2024
3-b	Certificate of Designation of Series E Preferred Stock filed on October 7, 2024
3-c	Certificate of Designation of Series F Preferred Stock filed on October 7, 2024
3-d	Certificate of Designation of Series F-1 Preferred Stock filed on October 7, 2024
10-a	First Amended and Restated Debt Exchange Agreement dated October 3, 2024 among Eastside Distilling, Inc., Craft Canning & Bottling, LLC, Aegis Security Insurance Company, Bigger Capital Fund, LP, District 2 Capital Fund, LP, LDI Investments, LLC, William Esping, WPE Kids Partners and Robert Grammen.
10-b	Agreement and Plan of Merger and Reorganization by and among Eastside Distilling, Inc., East Acquisition Inc. and Beeline Financial Holdings, Inc. dated September 4, 2024 – filed as an exhibit to the Current Report on Form 8-K dated September 4, 2024 and incorporated herein by reference.
10-c	First Amendment to Agreement and Plan of Merger and Reorganization dated October 7, 2024.
10-d	Amendment No. 1 dated October 7, 2024 to Executive Employment Agreement dated July 3, 2024 between Eastside Distilling, Inc. and Geoffrey Gwin.
104	Cover page interactive data file (embedded within the iXBRL document)

6

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2024

EASTSIDE DISTILLING, INC.

By:	/s/ Geoffrey Gwin
Geoffrey Gwin
Chief Executive Officer

7